Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement on Form N-14 (“Registration Statement”) of our reports dated November 24, 2003 and September 21, 2004, relating to the financial statements and financial highlights which appear in the September 30, 2003 and July 31, 2004 Annual Reports to Shareholders of Scudder Small Cap Growth Fund, (formerly Scudder Small Cap Fund) (a series of Scudder Advisor Funds) and Scudder 21st Century Growth Fund (a series of Scudder Securities Trust), respectively, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm (“Auditors”)” and in Exhibit A, Form of Agreement and Plan of Reorganization, under the heading “Representations and Warranties” in such Registration Statement. We also consent to the references to us under the headings “Independent Accountants and Reports to Shareholders”, “Counsel and Independent Registered Public Accounting Firm” and “Financial Highlights” included in Form N-1A dated December 1, 2003 of Scudder 21st Century Growth Fund and in the Prospectuses dated February 1, 2004 of Scudder Small Cap Growth Fund, all incorporated by reference into such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 14, 2004